Exhibit 99.1

SEVERANCE AGREEMENT

This SEVERANCE AGREEMENT (the “Agreement”) is entered into as of *[DATE] (the “Effective Date”) by and between PROTO LABS, INC., a Minnesota corporation (the “Company”), and                      (“Executive”), an individual residing in                     .

RECITALS

A. Executive is employed by the Company and is party to an Employee Non-Disclosure and Inventions Assignment Agreement with the Company dated          (the “Non-Disclosure Agreement”) attached as Exhibit A to this Agreement.

B. Executive and the Company are parties to a Proto Labs, Inc. Non-Competition Agreement dated          (the “Non-Competition Agreement”) attached as Exhibit B to this Agreement.

C. Executive and the Company are parties to *[                    ] (collectively, the “Option Agreements”), each of which provides Executive with an option to purchase a certain number of shares of the Company’s stock (“Shares”) pursuant to the applicable Option Agreement and the Company’s 2012 Long-Term Incentive Plan (the “Plan”).

D. It is desirable and in the best interests of the Company and its shareholders to continue to obtain the benefits of Executive’s services and attention to the affairs of the Company and to identify certain severance payments and benefits the event that Executive is separated from employment with the Company under certain identified circumstances.

E. For the reasons set forth above, the Company and Executive desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Company and Executive, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Term. The term of this Agreement shall commence on the Effective Date and expire on December 31, 2015 (the “Expiration Date”), unless Executive’s employment is terminated at an earlier date in accordance with Section 4 hereof. The period between the Effective Date and the Expiration Date is referred to herein as the “Initial Term.” Effective as of the Expiration Date and each successive one year anniversary of the Effective Date (each an “Anniversary Date”), the term shall be automatically extended until the subsequent Anniversary Date (each a “Renewal Term”) unless either party gives written notice of non-renewal to the other party at least sixty (60) days prior to the Anniversary Date on which this Agreement would otherwise be automatically extended that such party elects not to extend the term. The Initial Term, together with any Renewal Terms, is the “Term.” If Executive remains employed by the Company after the Term, then Executive shall no longer be entitled to any severance payments or benefits under this Agreement and any severance rights Executive may have shall be according to the terms and conditions established by the Company from time to time.

2. At Will Employment. Executive’s employment with Company shall be at will and Executive’s employment may be unilaterally terminated by either party at any time for any reason, subject to the terms of Sections 4 and 5 of this Agreement.

3. Non-Disclosure and Non-Competition. Executive acknowledges entering into the Non-Disclosure Agreement and the Non-Competition Agreement and hereby reaffirms Executive’s commitments and obligations under the Non-Disclosure Agreement and the Non-Competition Agreement. Nothing in this Agreement is intended to modify, amend, cancel or supersede the Non-Disclosure Agreement or the Non-Competition Agreement in any manner.

4. Termination.

A. Voluntary Termination. Except as provided in Sections 4.B., C., D. and E., each party hereto may terminate Executive’s employment by giving to the other party no less than thirty (30) days prior written notice of the party’s intent to terminate. If Executive voluntarily terminates Executive’s employment without Good Reason, then the Company shall have no further liability to Executive for any payment, compensation or benefit whatsoever, other than payment of Executive’s accrued but unpaid salary and benefits through the date of Executive’s termination. If the Company voluntarily terminates Executive’s employment without Cause (as set forth in Section 4.D.) or Executive terminates Executive’s employment for Good Reason (as set forth in Section 4.E.), and subject to Executive’s compliance with Section 5 of this Agreement and with the Non-Disclosure Agreement and the Non-Competition Agreement, then Executive shall be entitled to severance payments and benefits as described in and pursuant to the terms and conditions of Section 5 of this Agreement.

B. By Death. Executive’s employment shall be terminated automatically upon the death of Executive. The Company’s total liability in such event shall be limited to payment of Executive’s accrued but unpaid salary and benefits through the date of Executive’s death.

C. By Disability. The Company may terminate Executive’s employment upon the inability of Executive to perform on a full-time basis the duties and responsibilities of Executive’s employment with the Company by reason of Executive’s illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of ninety (90) days (a “Disability”). A period of inability shall be “uninterrupted” unless and until Executive returns to full-time work for a continuous period of at least thirty (30) days. The Company shall have no liability for severance pay or benefits following the date of Executive’s termination of employment due to Disability, other than payment of Executive’s accrued but unpaid salary and benefits through the date of Executive’s termination and other than any rights Executive has to disability insurance benefits under applicable law or the Company’s short or long term disability insurance policies as in effect at the time of termination.

D. For Cause. The employment relationship between Executive and the Company created hereunder shall automatically and immediately terminate upon the occurrence of any one of the following events:

(i) Executive’s failure or refusal to perform satisfactorily the duties reasonably required of Executive by the Company (other than by reason of Disability);

(ii) Executive’s material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses);

(iii) Executive’s material breach of the Non-Disclosure Agreement, the Non-Competition Agreement, or any Company code of conduct;

(iv) Executive engaging in any act or practice that involves personal dishonesty on the part of Executive or demonstrates a willful and continuing disregard for the best interests of the Company or its affiliates; or

(v) While performing corporate duties and responsibilities, Executive engaging in conduct that would be reasonably expected to harm or bring disrepute to the Company, any of its affiliates, or any of their customers, employees or vendors.

E. Good Reason. Executive’s voluntary resignation of Executive’s employment under this Agreement will be considered to be with “Good Reason” if, following the occurrence of one or more of the events listed below, Executive (1) provides written notice to the Company’s Board of Directors (the “Board”) of the event(s) constituting Good Reason within sixty (60) days after the first occurrence of such event(s), (2) the Company fails to reasonably cure such event(s) within thirty (30) days after receiving such notice, and (3) Executive’s termination of Executive’s employment is effective not later than thirty (30) days after the end of the period in which the Board may cure the event(s). The following events will give rise to Good Reason, unless Executive has consented thereto in writing:

(i) a material reduction in Executive’s base salary, target incentive bonus, or annual option grants, other than a reduction that is part of and proportionally consistent with a broad-based reduction in base compensation, target incentive bonus or annual option grants applicable to Company employees generally;

(ii) a material diminution in Executive’s authority, duties or responsibilities;

(iii) a change in the location of the Company facility or office where Executive is based to a location more than fifty (50) miles from the Company facility or office where Executive is based as of the Effective Date; or

(iv) a material breach by the Company of any terms or conditions of this Agreement or any other agreement between Executive and the Company, which breach has not been cured by the Company within fifteen (15) days after written notice thereof to the Company from Executive.

5. Severance

A. Severance Payments. If the Company voluntarily terminates Executive’s employment without Cause (and other than as a result of Executive’s death or Disability (as defined above) or Executive resigns for Good Reason, and Executive’s termination date occurs during the Term and Executive’s termination of employment constitutes an involuntary “separation from service” under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and provided that Executive signs and does not rescind a general waiver and release of claims in favor of the Company and its affiliates in a form to be prescribed by the Company (the “Release”) as described below, and provided further that Executive is in compliance with Executive’s continuing obligations to the Company (including but not limited to those in the Non-Disclosure Agreement and the Non-Competition Agreement), then:

(i) Base Salary Cash Severance. The Company shall pay to Executive an amount equal to one times Executive’s annualized base salary as of Executive’s termination date (or, if Executive’s resignation is for Good Reason because the Company materially reduced Executive’s base compensation, one times Executive’s annualized base salary as of immediately before such material reduction), less deductions and withholding required by law, payable in substantially equal installments in accordance with the Company’s regular payroll practices over the 12-month period immediately following Executive’s termination date; provided, however that any installments that otherwise would be payable within the 60-day period immediately following the termination date shall be delayed and payable with the installment that is payable on the Company’s first payroll date following the 60th day after Executive’s termination date.

(ii) Pro Rata Bonus Payment. The Company shall pay to Executive a pro rata cash incentive bonus amount calculated by multiplying the annual cash incentive bonus Executive would have received under the Company’s annual cash incentive bonus plan for the calendar year in which the termination date occurs assuming Executive would have remained employed through the date Executive would have otherwise earned an annual cash incentive bonus under such year’s annual cash incentive bonus plan by a fraction, the numerator of which is the number of days Executive was employed by the Company during the calendar year in which Executive’s termination date occurs through and including Executive’s termination date and the denominator is 365, less deductions and withholding required by law, payable in a lump sum at the same time as other eligible employees under the Company’s annual cash incentive bonus plan for such calendar year are paid their bonuses under such Company’s annual cash incentive bonus plan for such calendar year, but in any event no later than March 15 of the calendar year immediately following the calendar year in which Executive’s termination date occurs.

(iii) Benefits Continuation. If Executive was enrolled in a group health plan (e.g., medical, dental, or vision plan) sponsored by the Company immediately prior to Executive’s termination date, and if Executive (or Executive’s eligible dependents) timely elects to continue such coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (together with any state law of similar effect, “COBRA”), the Company will pay to the insurance carrier(s) its share of the premiums due for Executive and Executive’s eligible dependents for the first twelve (12) months of such coverage under COBRA (or until such earlier time as Executive and/or Executive’s eligible dependents are no longer eligible for COBRA coverage) (the “Benefits Continuation” and together with the Cash Severance, the “Payments”).

(iv) Vesting of Options. Notwithstanding any language in the Option Agreements or any other stock option agreement under the Plan or in the Plan to the contrary, if Executive has an unvested option to purchase Shares under any Option Agreement or any other stock option agreement under the Plan addressing Executive’s option to purchase Shares, then a pro rata portion of any such option scheduled to vest on the next anniversary of the grant date for such option will vest as of Executive’s termination date. The number of additional Shares that Executive will have the option to purchase as a result of such pro rata vesting will be determined by multiplying the total number of additional Shares Executive would have had the option to purchase as of the next anniversary of the grant date for such option assuming Executive would have remained employed through such anniversary by a fraction, the numerator of which is the number of days Executive was employed by the Company during the then-current option vesting year through and including Executive’s termination date and the denominator is 365.

B. Section 409A; Conditional Six-Month Delay. The Payments are intended to be exempt from or satisfy the requirements for deferred compensation under Section 409A, including current and future guidance and regulations interpreting Section 409A, and should be interpreted and administered accordingly. However, if the Company (or, if applicable, the successor entity thereto) determines that the Payments (or any portion of the Payments) constitute “deferred compensation” under Section 409A and Executive is a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) (a “Specified Employee”), then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Payments shall be delayed as follows: on the earliest to occur of (i) the date that is six months and one day after the termination date, (ii) the date of the Specified Employee’s death, or (iii) such earlier date, as reasonably determined in good faith by the Company (or any successor entity thereto), as would not result in any of the Payments being subject to adverse personal tax consequences under Section 409A (such earliest date, the “Delayed Initial Payment Date”), the Company (or the successor entity thereto, as applicable) shall (A) pay to Executive a lump sum amount equal to the sum of the Payments that Executive would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the Payments had not been delayed pursuant to this Section 5.C. and (B) commence paying the balance of the Payments in accordance with the applicable payment schedules set forth in Section 5.A. above. For the avoidance of doubt, it is intended that (1) each installment of the Payments provided in Section 5.A. above is a separate “payment” for purposes of Section 409A, (2) all Payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under of Treasury Regulation 1.409A-1(b)(4)-(6), and 1.409A-1(b)(9)(iii), and (3) the Payments consisting of COBRA premiums also satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulation 1.409A-1(b)(9)(v).

6. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction in accordance with Section 12 for injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

7. Attorney Fees. If any action at law or in equity, including any action for declaratory or injunctive relief, is brought which arises out of this Agreement or the termination of Executive’s employment, or which seeks to enforce or interpret this Agreement or to seek damages for its breach, the prevailing party shall be entitled to recover reasonable attorney fees from the non-prevailing party, which fees may be set by the court or arbitrator in the trial of such action, or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

8. Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign or delegate all or any portion of its rights and obligations under this Agreement to any corporation or other business entity (i) with which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets or capital stock. Any such current or future successor to which any right or obligation has been assigned or delegated shall be deemed to be the “Company” for purposes of such rights or obligations of this Agreement. The rights and, obligations under this Agreement shall inure to the benefit of and shall be binding upon the heirs, legatees, administrators and personal representatives of Executive and upon the successors, affiliates, representatives and assigns of the Company.

9. Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law, and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid, or unenforceable under present or future law. If any provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

10. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

If to the Company:

Proto Labs, Inc.

5540 Pioneer Creek Drive

Maple Plain, MN 55359

Attention: President and CEO

If to the Executive:

Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

11. Further Actions. Whether or not specifically required under the terms of this Agreement, each party hereto shall execute and deliver such documents and take such further actions as shall be necessary in order for such party to perform all of the party’s obligations specified herein or reasonably implied from the terms hereof.

12. Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than the state of Minnesota. The parties agree that any dispute concerning this Agreement is to be brought in the District Court in Hennepin County, Minnesota and consent to jurisdiction and venue therein.

13. Entire Agreement. This Agreement, the Non-Disclosure Agreement, the Non-Competition Agreement, the Option Agreements and the Plan contain the entire understanding and agreement between the parties, except as otherwise specified herein, and supersede any other agreement between Executive and the Company, whether oral or in writing, with respect to the same subject matter; provided, however, that nothing herein shall supersede or replace any of the Company’s equity-based compensation plans and any award agreements with the Executive entered into thereunder.

14. No Waiver. No term or condition of this Agreement shall be deemed to have been waived, except by a statement in writing signed by the party against whom enforcement of the waiver is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

15. Counterparts. This Agreement may be executed in counterparts, with the same effect as if both parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:

PROTO LABS, INC.

By

EXECUTIVE:

*[NAME]